Exhibit 2.03

                           LETTER OF CREDIT REQUEST
                           ------------------------


          The undersigned hereby certifies that he is the Chief Executive Officer or Chief Financial Officer of Weingarten Realty Investors, a Texas real estate investment trust (the "Borrower"), and that as such he is authorized to execute this Letter of Credit Request on behalf of the Borrower. With reference to that certain Amended and Restated Credit Agreement dated November __, 1996 (as the same may be amended, modified, increased, supplemented and/or restated from time to time, the "Credit Agreement") entered into by and among the Borrower, TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association and each of the other banks to become a party thereto in accordance with the terms and provisions thereof (collectively the "Banks") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Agent (the "Agent"), NATIONSBANK OF TEXAS, N.A., as Documentary Agent and COMMERZBANK, A.G., as Co-Agent, the undersigned further certifies, represents and warrants on behalf of the Borrower that to his best knowledge and belief after reasonable and due investigation and review, all of the following statements are true and correct (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

          Borrower requests the issuance of a Letter of Credit under the Credit Agreement, in the face amount of $___________________. Immediately following the issuance of such Letter of Credit the aggregate outstanding face amount of Letters of Credit issued and outstanding shall equal $________.

               Date  of  issue  requested;    ____________,  19__;
               ---------------------------------------------------

               for  the  benefit  of  _______________;
               ---------------------------------------

               in  the  amount  of  $________________;
               ---------------------------------------

               having  an  expiry  date  of  _____________, 19__; and which is
               ---------------------------------------------------------------

          subject  to  the  conditions  set  forth  in  the  Letter  of Credit
          --------------------------------------------------------------------
Application  attached  hereto.
    --------------------------

               The  Borrower  hereby  further  certifies  that:

               (a)         on the date hereof all applicable conditions to the
               ---         ---------------------------------------------------
issuance of the proposed Letter of Credit set forth in Sections 2.03, 4.01 and
   ---------------------------------------------------------------------------
4.02  of the Credit Agreement have been satisfied and that the proposed Letter
------------------------------------------------------------------------------
of  Credit  complies  with  the  terms  of  the  Credit  Agreement;
-------------------------------------------------------------------

               (b)          after giving effect to the Letter of Credit herein
               ---          --------------------------------------------------
requested,  the aggregate unused portion of the Letter of Credit Commitment is
    --------------------------------------------------------------------------
$_______________,  and  the  aggregate  unused  portion  of  the Commitment is
------------------------------------------------------------------------------
$________________.
------------------

               (c)     the representations and warranties contained in Article
               ---     -------------------------------------------------------
V of the Credit Agreement are true and correct in all material respects on and
------------------------------------------------------------------------------
as  of  the date hereof, before and after giving effect to the issuance of the
------------------------------------------------------------------------------
Letter  of  Credit,  as  though  made  on  and  as  of  this  date.
-------------------------------------------------------------------

               (d)     No event has occurred or is continuing, or would result
               ---     -------------------------------------------------------
from  such  issuance  of  Letter  of  Credit,  which  constitutes  (or  would
-----------------------------------------------------------------------------
constitute)  a  Default  or  an  Event  of  Default.
----------------------------------------------------


               Upon the issuance or extension of the proposed Letter of Credit, the Borrower will be deemed to have recertified the foregoing on such issuance date or extension date, as the case may be.

               EXECUTED AND DELIVERED this ________ day of ________________, 199__.

                              WEINGARTEN  REALTY  INVESTORS



                              By:
                              Name:
                              Title: